UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2014

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 2, 2014, Buckeye Partners, L.P. (“Buckeye”) entered into a Contribution Agreement (the “Contribution Agreement”) with Trafigura Corpus Christi Holdings Inc. (“Trafigura”) pursuant to which (i) Buckeye or one of its wholly owned subsidiaries will contribute $860 million (the “Investment”) to a newly formed Delaware limited liability company (“Parent”) in exchange for an 80% membership interest in Parent, (ii) Trafigura will contribute all of the membership interest in Trafigura Terminals LLC (collectively with its subsidiaries, the “Operating Subsidiaries”) to Parent in exchange for a distribution by Parent to Trafigura of the proceeds of the Investment and a 20% membership interest in Parent and (iii) the Operating Subsidiaries will enter into seven- to ten-year commercial agreements with Trafigura AG or its affiliates pursuant to which the Operating Subsidiaries will provide fee-based storage, throughput, terminalling, dockage, wharfage and fractionation services to Trafigura AG or its affiliates (collectively, the “Transaction”).  The assets owned by the Operating Subsidiaries primarily consist of (1) a deep-water, high volume marine terminal located in the Corpus Christi Ship Channel capable of handling a broad array of petroleum products, including crude condensate, liquefied petroleum gas, naphtha and distillates, (2) a condensate splitter and LPG storage complex in Corpus Christi, and (3) three crude oil and condensate gathering facilities in the Eagle Ford shale.  The Investment amount is subject to customary adjustments at closing, including for working capital and recently made capital expenditures.

The Contribution Agreement contains customary representations and warranties and covenants, including customary indemnification provisions.  Consummation of the Transaction is subject to customary closing conditions, including the receipt of antitrust approval from the federal antitrust authorities.  There can be no assurance that this and other closing conditions will be satisfied.  The Transaction is expected to close by September 30, 2014.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the Contribution Agreement and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 1.01.

Item 7.01                                           Regulation FD Disclosure.

On September 2, 2014, Buckeye issued a press release announcing the Transaction, a copy of which is being furnished herewith as Exhibit 99.1. On Wednesday, September 3, 2014, Buckeye will host a conference call with members of executive management to discuss the Transaction. A copy of the materials to be used in connection with the conference call is being furnished herewith as Exhibit 99.2.  The materials also have been posted on the Investor Center page of the Partnership’s website, at www.buckeye.com.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Buckeye.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                               Contribution Agreement, dated as of September 2, 2014, by and between Trafigura Corpus Christi Holdings Inc. and Buckeye Partners, L.P.*

99.1                        Press Release, issued September 2, 2014

99.2                        Investor Presentation

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/ TODD J. RUSSO
Todd J. Russo
Senior Vice President, General Counsel and Secretary

Dated: September 2, 2014

Exhibit Index

Exhibit

2.1	Contribution Agreement, dated as of September 2, 2014, by and between Trafigura Corpus Christi Holdings Inc. and Buckeye Partners, L.P.*

99.1	Press Release, issued September 2, 2014

99.2	Investor Presentation

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.